EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiaries	State of Incorporation or Organization
ACP Fitness Center, LLC	Georgia
C/Dallas I, Inc.	Delaware
C/Dallas II, Inc.	Delaware
CR Decoverly 15200, LLLP	Maryland
CR Decoverly 15204, LLLP	Maryland
CR Decoverly 9501, LLLP	Maryland
CR Decoverly 9509, LLLP	Maryland
CR Decoverly, LLC	Maryland
CRT ACP, LLC	Delaware
CRT Acquisition, LLC	Florida
CRT Baymeadows, Ltd.	Florida
CRT BFC GP, LLC	Florida
CRT BFC, Ltd.	Florida
CRT BM GP, LLC	Delaware
CRT BMWCX, Ltd.	Florida
CRT Dallas I Limited Partnership	Delaware
CRT Dallas II Limited Partnership	Delaware
CRT ELO GP, LLC	Delaware
CRT Germantown GP, Inc.	Delaware
CRT Germantown, LP	Delaware
CRT Las Olas GP, LLC	Delaware
CRT Las Olas, LP	Delaware
CRT Management, LLC	Florida
CRT McGinnis Park, LLC	Florida
CRTP OP LP	Delaware
CRT Post Oak Limited Partnership	Delaware
CRT Post Oak, Inc.	Delaware
CRT PR Management, Inc.	Delaware
CRT Ravinia, LLC	Delaware
CRT Real Estate Services, Inc.	Florida
CRT Realty Services, Inc.	Florida
CRT Signature Place GP, LLC	Delaware
CRT Signature Place, LP	Delaware
CRT Texas GP, LLC	Delaware
CRT Texas, LP	Delaware
CRT WC GP, LLC	Delaware
CRT Westchase, LP	Delaware
CRT WPB Cityplace, LLC	Florida
CRT WPB Cityplace, Ltd.	Florida
CRT/McGinnis Office, LLC	Florida
CRT/McGinnis Office, Ltd.	Florida
CRT/McGinnis Undeveloped, LLC	Florida
CRT/McGinnis Undeveloped, Ltd.	Florida
CRTP GP, LLC	Delaware

77

EXHIBIT 21.1 (continued)

Name of Subsidiaries	State of Incorporation or Organization
CRT-Vanguard Partners, L.P.	Delaware
CTA Partners, LP	Delaware
ELO Associates II, Ltd.	Florida
McGinnis Park, Ltd.	Florida
Southeast Properties Holding Corporation, Inc.	Florida
TRC Holdings, LLC	Georgia

78